SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2001

                             Northwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

           Federal                  0-23817                 23-2900888
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(State or other jurisdiction  (Commission File No.)        (I.R.S. Employer
      of incorporation)                                   Identification No.)




Registrant's telephone number, including area code:  (814) 728-7260
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events


         On November 30, 2001, the Company issued a press release regarding the issuance of $69 million of 8.75% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security) of Northwest Capital Trust I, a Delaware business trust and newly-formed subsidiary of the Company. The press release is included as Exhibit 99 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

         The Index of Exhibits immediately precedes the attached exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          NORTHWEST BANCORP, INC.

                                          /s/ Gregory C. LaRocca
DATE:  December 5, 2001               By: _________________
                                          Gregory C. LaRocca
                                          Senior Vice President

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit 99        Press Release of Northwest Bancorp, Inc.

                                   Exhibit 99

PRESS RELEASE

Northwest Bancorp Completes Offering of $69 Million of Trust Preferred
Securities

WARREN, PA, November 30, 2001 - Northwest Bancorp Inc. (Nasdaq: NWSB), today announced the issuance of $69 million of 8.75% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security) of Northwest Capital Trust I, a Delaware business trust and newly-formed subsidiary of the Company. The trust preferred securities must be redeemed on December 31, 2031, however, the Company has the option, subject to applicable regulatory approvals, to redeem the securities at any time after December 31, 2006, or at any time between December 31, 2003 and December 31, 2006 in the event Northwest Bancorp, MHC, the Company's mutual holding company parent, converts from the mutual to the capital stock form of organization. The securities will trade on the Nasdaq Stock Market under the symbol NWSBP.

The Company expects to use the net proceeds for general corporate purposes, including capital contributions to the Company's banking subsidiaries to support their growth strategies, for working capital and for dividends on the Company's common stock. The Company may also use the net proceeds to fund the acquisition of Leeds Federal Bankshares, Inc., and possible future acquisitions.

Ryan, Beck & Co., LLC and Janney Montgomery Scott LLC acted as underwriters for the offering, and were granted an option to purchase up to 360,000 additional shares, or $9.0 million, of Trust Preferred Securities, to cover over-allotments, if any. The underwriters have exercised the option in full, and such amount is included in the $69 million.

Northwest Bancorp, Inc. is headquartered in Warren, Pennsylvania and currently operates 110 banking locations in Pennsylvania and four banking locations in Ohio through its subsidiary, Northwest Savings Bank. In addition, it operates five banking locations in southern New York through its subsidiary, Jamestown Savings Bank. It also operates Northwest Consumer Discount Company with 44 consumer finance offices located throughout Pennsylvania and two consumer finance offices in New York. As of September 30, 2001, Northwest Bancorp had total assets of $4.0 billion, net loans of $2.9 billion, deposits of $3.4 billion and shareholders' equity of $287.7 million. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.nwsb.com.